Exhibit 99.1

Orexigen Therapeutics Reports Financial and Business Results for the First Quarter Ended March 31, 2015

- Contrave® net sales total $11.5 million in the first full quarter of launch

San Diego, CA, May 8, 2015 – Orexigen Therapeutics, Inc. (Nasdaq: OREX) today announced business and financial results for the first quarter ended March 31, 2015.

“We are very pleased to report $11.5 million in Contrave net sales in the first full quarter following the October U.S. launch,” said Mike Narachi, CEO of Orexigen. “Since the introduction of Contrave, growth of the overall obesity drug market has accelerated with a 15% increase in filled obesity drug prescriptions in the first quarter 2015 as compared to the same period in 2014. We expect Contrave to continue to gain share in this rapidly growing market.”

Narachi continued: “The approval of Mysimba™ in Europe in March was an important milestone for Orexigen. We are excited about the market opportunity for Mysimba in Europe and other regions outside the United States.”

Contrave (naltrexone HCl and bupropion HCl extended release) and Mysimba (naltrexone HCl / bupropion HCl prolonged release) update:

Orexigen’s partner for North America, Takeda Pharmaceuticals, recorded Contrave U.S. net sales of $11.5 million, for which Orexigen earned $2.3 million in royalties.

According to IMS Health, 31,765 prescriptions for Contrave were filled in January; 36,387 in February; and 49,041 in March 2015.

On March 26, 2015, Mysimba was approved by the European Commission as an adjunct to a reduced-calorie diet and increased physical activity, for the management of weight in adult patients (>18 years) with an initial Body Mass Index (BMI) of > 30 kg/m2 (obese), or > 27 kg/m2 to < 30 kg/m2 (overweight) in the presence of one or more weight-related co-morbidities (e.g., type 2 diabetes, dyslipidaemia, or controlled hypertension). This authorization applies to all 28 European Union (EU) member states.

Financial results for the three months ended March 31, 2015

For the three months ended March 31, 2015, Orexigen reported a net loss of $17.2 million, or $0.14 per share, as compared to a net loss of $24.9 million, or $0.23 per share, for the first quarter of 2014.

Total operating expenses for the first quarter of 2015 were $19.8 million compared to $24.0 million for the first quarter of 2014.

As of March 31, 2015, Orexigen had $75.1 million in cash and cash equivalents and an additional $113.5 million in marketable securities, for a total of $188.6 million.

Conference Call Today at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time)

The Orexigen management team will host a teleconference and webcast to discuss the first quarter 2015 financial results and recent business highlights. The live call may be accessed by phone by calling (800) 708-4540 (domestic) or (847) 619-6397 (international), participant code 39586962. The webcast can be accessed live on the Investors section of the Orexigen web site at http://www.orexigen.com, and will be archived for 14 days following the call.

About Contrave and Mysimba

Contrave, approved by the United States Food and Drug Administration in September 2014, is indicated for use as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial body mass index (BMI) of 30 kg/m2 or greater (obese), or 27 kg/m2 or greater (overweight) in the presence of at least one weight-related comorbid condition (e.g., hypertension, type 2 diabetes mellitus or dyslipidemia). In Europe, the medicine was approved in March 2015 with the brand name Mysimba.

The exact neurochemical effects of Contrave leading to weight loss are not fully understood. Contrave has two components: naltrexone, an opioid antagonist, and bupropion, a relatively weak inhibitor of the neuronal reuptake of dopamine and norepinephrine. Nonclinical studies suggest that naltrexone and bupropion have effects on two separate areas of the brain involved in the regulation of food intake: the hypothalamus (appetite regulatory center) and the mesolimbic dopamine circuit (reward system).

Four 56-week multicenter, double-blind, placebo-controlled Phase 3 clinical trials were conducted to evaluate the effect of Contrave in conjunction with lifestyle modification in 4,536 subjects randomized to Contrave or placebo. In these studies, the most common adverse reactions (>5 percent) seen in patients taking Contrave included nausea, constipation, headache, vomiting, dizziness, insomnia, dry mouth, and diarrhea.

The clinical trial program also includes a double-blind, placebo-controlled cardiovascular outcomes trial known as the Light Study. The primary objective of this study is to evaluate the occurrence of major adverse cardiovascular events (MACE) in overweight and obese adults with cardiovascular risk factors receiving Contrave. A second study, designed to address post-approval requirements in both Europe and the United States, is planned in order to further evaluate cardiovascular outcomes.

Further information can be found at http://www.orexigen.com/.

About Orexigen Therapeutics

Orexigen Therapeutics, Inc. is a biopharmaceutical company focused on the treatment of obesity. Orexigen developed Contrave® (naltrexone HCl and bupropion HCl extended release), which is approved in the United States and is being commercialized there by the company’s North American partner, Takeda Pharmaceuticals. In Europe the drug has been approved under the brand name MysimbaTM (naltrexone HCl/ bupropion HCl prolonged release). Orexigen’s strategy for Contrave/Mysimba is to pursue marketing authorizations worldwide and pharmaceutical partnerships for global commercialization. Further information about the Company can be found at http://www.orexigen.com/.

Important Safety Information for CONTRAVE and MYSIMBA

WARNING: SUICIDAL THOUGHTS AND BEHAVIORS; AND NEUROPSYCHIATRIC REACTIONS

SUICIDALITY AND ANTIDEPRESSANT DRUGS

Not approved for use in the treatment of major depressive disorder or other psychiatric disorders. Contains bupropion, the same active ingredient as some other antidepressant medications (including, but not limited to, WELLBUTRIN, WELLBUTRIN SR, WELLBUTRIN XL and APLENZIN). Antidepressants increased the risk of suicidal thoughts and behavior in children, adolescents, and young adults in short-term trials. These trials did not show an increase in the risk of suicidal thoughts and behavior with antidepressant use in subjects over age 24; there was a reduction in risk with antidepressant use in subjects aged 65 and older. In patients of all ages, monitor closely for worsening, and for the emergence of suicidal thoughts and behaviors. Advise families and caregivers of the need for close observation and communication with the prescriber. Not approved for use in pediatric patients.

NEUROPSYCHIATRIC REACTIONS IN PATIENTS TAKING BUPROPION FOR SMOKING CESSATION

Serious neuropsychiatric reactions have occurred in patients taking bupropion for smoking cessation. The majority of these reactions occurred during bupropion treatment, but some occurred in the context of discontinuing treatment. In many cases, a causal relationship to bupropion treatment is not certain, because depressed mood may be a symptom of nicotine withdrawal. However, some of the cases occurred in patients taking bupropion who continued to smoke. Observe all patients for neuropsychiatric reactions. Instruct the patient to contact a healthcare provider if such reactions occur.

Contraindications: Contraindicated in patients with uncontrolled hypertension, seizure disorder, or current or prior diagnosis of anorexia nervosa or bulimia; in patients undergoing abrupt discontinuation of alcohol, benzodiazepines, barbiturates, and antiepileptic drugs; with use of other bupropion-containing products; for use with chronic opioids or opiate agonists (eg, methadone) or partial agonists (eg, buprenorphine) or acute opiate withdrawal; during/within 14 days following treatment with monoamine oxidase inhibitors (MAOIs); in patients with known allergy to any other component—anaphylactoid/anaphylactic reactions and Stevens-Johnson syndrome have been reported; in pregnancy.

Warnings and Precautions

Suicidal Behavior and Ideation: All patients being treated with antidepressants for any indication should be monitored appropriately and observed closely for clinical worsening, suicidality, and unusual changes in behavior, especially during the initial few months of a course of drug therapy or at times of dose changes, either increases or decreases. Consider changing the therapeutic regimen or discontinuing in patients whose depression is persistently worse, or who are experiencing emergent suicidality or symptoms of anxiety, agitation, panic attacks, insomnia, irritability, hostility, aggressiveness, impulsivity, akathisia (psychomotor restlessness), hypomania, or mania, especially if these symptoms are severe, abrupt in onset, or were not part of the patient’s presenting symptoms. Alert families and caregivers of patients being treated with antidepressants about the need to monitor patients for the emergence of above mentioned symptoms, as well as the emergence of suicidality, daily and to report such symptoms immediately. Prescriptions should be written for the smallest quantity of tablets consistent with good patient management in order to reduce the risk of overdose.

Neuropsychiatric Symptoms and Suicide Risk in Smoking Cessation Treatment: Not approved for smoking cessation treatment, but serious neuropsychiatric symptoms have been reported in patients taking bupropion for smoking cessation, including changes in mood (including depression and mania), psychosis, hallucinations, paranoia, delusions, homicidal ideation, hostility, agitation, aggression, anxiety and panic, as well as suicidal ideation, suicide attempt, and completed suicide. Observe patients for the occurrence of neuropsychiatric reactions. Instruct patients to contact a healthcare professional if such reactions occur.

Seizures: Can cause seizures. The risk of seizure is dose-related. Discontinue treatment and do not restart in patients who experience a seizure. Use caution and consider the risk when prescribing to patients with predisposing factors, clinical situations, and concomitant medications that may lower seizure threshold. Risk of seizure may be minimized by adhering to the recommended dosing schedule and avoiding co-administration with a high-fat meal.

Patients Receiving Opioid Analgesics: Do not administer to patients receiving chronic opioids. Patients may be vulnerable to opioid overdose and/or precipitated opioid withdrawal.

Increase in Blood Pressure (BP) and Heart Rate (HR): Can cause an increase in systolic BP, diastolic BP, and/or resting HR. Monitor BP and HR especially in patients with cardiac or cerebrovascular disease and/or with controlled hypertension.

Allergic Reactions: Anaphylactoid/anaphylactic reactions and symptoms suggestive of delayed hypersensitivity have been reported in clinical trials with bupropion, as well as rare spontaneous reports of erythema multiforme, Stevens-Johnson syndrome, and anaphylactic shock.

Hepatotoxicity: Cases of hepatitis, clinically significant liver dysfunction, and transient asymptomatic hepatic transaminase elevations have been observed with naltrexone exposure. Discontinue in the event of symptoms/signs of acute hepatitis.

Activation of Mania: Prior to initiating, screen patients for history of bipolar disorder and the presence of risk factors for bipolar disorder (eg, family history of bipolar disorder, suicide, or depression).

Angle-Closure Glaucoma: The pupillary dilation that occurs following use of many antidepressant drugs, including bupropion, may trigger an angle-closure attack in a patient with anatomically narrow angles who does not have a patent iridectomy.

Use of Antidiabetic Medications: Weight loss may increase the risk of hypoglycemia in patients with type 2 diabetes mellitus treated with insulin and/or insulin secretagogues (eg, sulfonylureas). Monitor blood glucose levels.

Adverse Reactions: Most common adverse reactions (>5%) include: nausea (32.5%), constipation (19.2%), headache (17.6%), vomiting (10.7%), dizziness (9.9%), insomnia (9.2%), dry mouth (8.1%), and diarrhea (7.1%).

Drug Interactions: Increased risk of hypertensive reactions can occur when used concomitantly with MAOIs. Use caution and consider dose reduction of drugs metabolized by CYP2D6. Avoid concomitant use with CYP2B6 inducers. Reduce dose when taken with CYP2B6 inhibitors. Dose with caution when used with drugs that lower seizure threshold. Use caution and monitor for CNS toxicity when using concomitantly with dopaminergic drugs (levodopa and amantadine). Can cause false positive urine test results for amphetamines.

Indication and Usage for Contrave (naltrexone HCl and bupropion HCl) in the U.S.

Contrave is indicated as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial body mass index (BMI) of:

•	30 kg/m2 or greater (obese) or

•	27 kg/m2 or greater (overweight) in the presence of at least one weight-related comorbid condition (eg, hypertension, type 2 diabetes mellitus, or dyslipidemia)

The effect of Contrave on cardiovascular morbidity and mortality has not been established. The safety and effectiveness of Contrave in combination with other products intended for weight loss, including prescription drugs, over-the-counter drugs, and herbal preparations, have not been established.

Please see full Prescribing Information, including Medication Guide, for Contrave for US patients. More information about Contrave is also available at www.Contrave.com.

Indication and Usage of MYSIMBA in the EU

MYSIMBA is indicated, as an adjunct to a reduced-calorie diet and increased physical activity, for the management of weight in adult patients (≥18 years) with an initial Body Mass Index (BMI) of

•	≥ 30 kg/m2 (obese), or

•	≥ 27 kg/m2 to < 30 kg/m2 (overweight) in the presence of one or more weight-related co-morbidities (e.g., type 2 diabetes, dyslipidaemia, or controlled hypertension)

Treatment with MYSIMBA should be discontinued after 16 weeks if patients have not lost at least 5% of their initial body weight.

Please see Summary of Product Characteristics and more information about MYSIMBA for EU patients available at: http://www.ema.europa.eu/ema/index.jsp?curl=pages/medicines/human/medicines/003687/human_med_001845.jsp&mid=WC0b01ac058001d124

Mysimba™ and Contrave ® are trademarks of Orexigen Therapeutics, Inc. registered with the U.S. Patent and Trademark Office.

Forward-Looking Statements

Orexigen cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “should,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding: the potential success of marketing and commercialization of Contrave/Mysimba; the ability for Contrave to continue to gain share in the rapidly growing U.S. market; and the market opportunity for Mysimba in Europe and other regions outside the United States. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ materially from those expressed or implied in this release due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: the potential that the marketing and commercialization of Contrave/Mysimba will not be successful;; the possibility that public disclosure of the results of the interim analysis of the Light Study would later be deemed to jeopardize the integrity of ongoing cardiovascular outcomes trials; additional analysis of the interim results or new data from the continuing Light Study, including safety-related data, may produce negative or inconclusive results, or may be inconsistent with the first interim analysis; the potential that the interim analysis may not be predictive of future results in the Light Study or another cardiovascular outcomes trial; the potential for early termination of Orexigen’s North American collaboration agreement with Takeda; the possibility that Orexigen is unable to find a partner for Contrave/Mysimba in territories outside of North America; the final results of the Light Study or another cardiovascular outcomes trial may not support continued approval of Contrave/Mysimba; the therapeutic and commercial value of Contrave/Mysimba; and other risks described in Orexigen’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Annual Report on Form 10-K filed with the Securities and Exchange Commission February 27, 2015 and its other reports, which are available from the SEC’s website (www.sec.gov) and on Orexigen’s website (www.orexigen.com) under the heading “Investors.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Source: Orexigen Therapeutics, Inc.

Orexigen Contact:

McDavid Stilwell VP, Corporate Communications and Business Development

(858) 875-8629

Media Contact:

David Walsey, BrewLife

(858) 617-0772

Orexigen Therapeutics, Inc.

Balance Sheets

(In thousands, except share and par value amounts)

	March 31,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$75,075	$104,243
Accounts receivable	4,530	2,571
Investment securities, available-for-sale	113,570	101,294
Inventory	1,356	1,198
Deferred tax asset	547	547
Prepaid expenses and other current assets	1,277	1,473

Total current assets	196,355	211,326
Property and equipment, net	817	857
Other long-term assets	612	621
Restricted cash	177	177

Total assets	$197,961	$212,981

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,460	$4,243
Accrued clinical trial expenses	9,726	10,690
Accrued expenses	5,454	6,552
Deferred revenue, current portion	8,229	8,229

Total current liabilities	25,869	29,714
Long-term convertible debt	84,933	83,908
Deferred revenue, less current portion	74,057	76,114
Deferred tax liabilities	547	547
Other long-term liabilities	305	354
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized at March 31, 2015 and December 31, 2014; no shares issued and outstanding at March 31, 2014 and December 31, 2014	—	—
Common stock, $.001 par value, 300,000,000 shares authorized at March 31, 2015 and December 31, 2014 and; 124,914,339 and 123,460,598 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	125	123
Additional paid-in capital	581,341	574,247
Accumulated other comprehensive income (loss)	16	(26)
Accumulated deficit	(569,232)	(552,000)

Total stockholders’ equity	12,250	22,344

Total liabilities and stockholders’ equity	$197,961	$212,981

Orexigen Therapeutics, Inc.

Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenues:
Collaborative agreement	$2,057	$857
Royalty revenue	2,302	—

Total revenues	4,359	857
Operating expenses:
Research and development	11,242	17,001
General and administrative	8,584	7,010

Total operating expenses	19,826	24,011

Income (Loss) from operations	(15,467)	(23,154)
Other income (expense):
Interest income	63	26
Interest expense	(1,829)	(1,770)

Total other income (expense)	(1,766)	(1,744)

Net income (loss)	$(17,233)	$(24,898)

Net income (loss) per share - basic and diluted	$(0.14)	$(0.23)

Shares used to compute basic and diluted net income (loss) per share	123,884	109,249